Exhibit 16.1

October 29, 2015

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549 – 7561

Ladies and Gentlemen

Re:  Redstone Literary Agents, Inc.
    Commission File No. 000-55049

We have read the statements that we understand Redstone Literary Agents, Inc. will include under Item 4.01 of the Form 8-K report dated October 29, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Cutler & Co., LLC
Cutler & Co., LLC

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033  ~ Phone 303-968-3281  ~  Fax 303-456-7488  ~  www.cutlercpas.com